EXHIBIT 5.1




                                                   June 9, 2004

ADVANCED MEDIA, INC.
17337 Ventura Blvd., Ste. 208
Encino, CA 91316


Re:      ADVANCED MEDIA, INC. (THE "COMPANY")
         REGISTRATION STATEMENT ON FORM 10-SB, FIFTH AMENDMENT


Gentlemen:

I have acted as counsel to Advanced Media, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Fifth Amendment to Registration Statement on Form 10-SB (the "Fifth Amendment") under the Securities Exchange Act of 1934, as amended (the "Act"), relating to the registration of the Company as a Section 12(g) company under that Act. For the purpose of this opinion, the term "Shares" shall include shares of common stock, par value $.001 per share of the Company which are outstanding. This opinion is being provided at your request for use in the Fifth Amendment.

In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

On the basis of such examination, my reliance upon the assumptions in this opinion and my consideration of those questions of laws I considered relevant, and subject to the limitations and qualifications of this opinion, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.

The laws covered by this opinion is limited to the present federal law of the United States and the present Delaware General Corporation Law, including statutory provisions, all applicable provision of the Delaware Constitution and reported judicial decisions interpreting those laws. I express no opinion herein concerning any laws of any other jurisdiction and no opinion regarding statutes, administration decisions, rules, regulations or requirement of any country, municipality, subdivision ro local authority of any jurisdiction.

Advanced Media, Inc.
June 9, 2004
Page 2

I hereby consent to the use of this opinion as an exhibit to the Fifth Amendment and further consent to the use of my name wherever appearing in the Fifth Amendment, including the prospectus constituting a part thereof and any amendments thereto.



                                         Sincerely,


                                         /s/ L. Stephen Albright
                                         -------------------------------------
                                         L. STEPHEN ALBRIGHT,
                                         ATTORNEY AT LAW